SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 1, 2005

ENVIRONMENTAL POWER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-32393	75-3117389
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Cate Street, Fourth Floor, Portsmouth, New Hampshire 03801

(Address of principal executive offices, including zip code)

(603) 431-1780

(Registrant’s telephone number, including area code)

NONE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

On April 1, 2005, Environmental Power Corporation (the “Registrant”) delivered to R. Jeffrey Macartney, the Registrant’s Chief Financial Officer, a letter confirming the terms of Mr. Macartney’s employment with the Registrant (the “Employment Letter”). The Employment Letter, which is retroactive to July 1, 2004, provides for the following compensation terms:

•	An annual salary of $185,000;

•	A minimum annual bonus of $15,000, to be paid on each April 30 that Mr. Macartney remains employed by the Registrant;

•	The grant of an option to purchase 21,428 shares of the Registrant’s common stock (which option has already been granted);

•	Eligibility to participate in any bonus or incentive plan adopted by the Registrant;

•	100% medical and dental insurance coverage;

•	$10,000 in life insurance premiums;

•	Participation in the Registrant’s employee pension plan;

•	Participation in the Registrant’s 401(k) plan; and

•	Three weeks accrued vacation per year.

The Employment Letter further provides that, notwithstanding the fact that Mr. Macartney remains an employee-at-will, he will be entitled to participate in the Registrant’s 2004 Severance Pay Plan, and that, for purposes of the 2004 Severance Pay Plan, his severance period will be 12 months from the date of the termination of his employment.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENVIRONMENTAL POWER CORPORATION

By:	/s/ R. Jeffrey Macartney
R. Jeffrey Macartney
Chief Financial Officer

Dated: April 1, 2005

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